DEPARTMENT OF HEALTH & HUMAN SERVICES	Public Health Service

Food and Drug Administration 10903 New Hampshire Avenue Document Control Center - W066-G609 Silver Spring. MD 20993-0002
IsoRay Medical, Inc. c/o Mr. Fredric Swindler Vice President, Regulatory Affairs and Quality Assurance 350 Hills Street, Suite 106 RICHLAND WA 99354	December 17, 2013

Re: KI32996

Trade/Device Name: Cesitrex to be used with GliaSite® Radiation Therapy System (RTS)

Regulation Number: 21 CFR 892.5730

Regulation Name: Radionuclide brachytherapy source

Regulatory Class: II

Product Code: KXK

Dated: September 6, 2013

Received: September 24, 2013

Dear Mr. Swindler:

We have reviewed your Section 510(k) premarket notification of intent to market the device referenced above and have determined the device is substantially equivalent (for the indications for use stated in the enclosure) to legally marketed predicate devices marketed in interstate commerce prior to May 28, 1976, the enactment date of the Medical Device Amendments, or to devices that have been reclassified in accordance with the provisions of the Federal Food, Drug, and Cosmetic Act (Act) that do not require approval of a premarket approval application (PMA). You may, therefore, market the device, subject to the general controls provisions of the Act. The general controls provisions of the Act include requirements for annual registration, listing of devices, good manufacturing practice, labeling, and prohibitions against misbranding and adulteration. Please note: CDRH does not evaluate information related to contract liability warranties. We remind you, however, that device labeling must be truthful and not misleading.

If your device is classified (see above) into either class II (Special Controls) or class III (PMA), it may be subject to additional controls. Existing major regulations affecting your device can be found in the Code of Federal Regulations, Title 21, Parts 800 to 898. In addition, FDA may publish further announcements concerning your device in the Federal Register.

Please be advised that FDA's issuance of a substantial equivalence determination does not mean that FDA has made a determination that your device complies with other requirements of the Act or any Federal statutes and regulations administered by other Federal agencies. You must comply with all the Act's requirements, including, but not limited to: registration and listing (21 CFR Part 807); labeling (21 CFR Part 801); medical device reporting (reporting of medical device-related adverse events) (21 CFR 803); good manufacturing practice requirements as set forth in

Page 2 - Mr. Swindler

the quality systems (QS) regulation (21 CFR Part 820); and if applicable, the electronic product radiation control provisions (Sections 531-542 of the Act); 21 CFR 1000-1050.

If you desire specific advice for your device on our labeling regulation (21 CFR Part 801), please contact the Division of Small Manufacturers, International and Consumer Assistance at its toll-free number (800) 638 2041 or (301) 796-7100 or at its Internet address http://www.fda.gov/MedicalDevices/ResourcesforYou/Industry/default.htm. Also, please note the regulation entitled, "Misbranding by reference to premarket notification" (21CFR Part 807.97). For questions regarding the reporting of adverse events under the MDR regulation (21 CFR Part 803), please go to http://www.fda.gov/MedicalDevices/Safety/ReportaProblem/default.htm for the CDRH's Office of Surveillance and Biometrics/Division of Postmarket Surveillance.

You may obtain other general information on your responsibilities under the Act from the Division of Small Manufacturers, International and Consumer Assistance at its toll-free number (800) 638-2041 or (301) 796-7100 or at its Internet address http://www.fda.gov/MedicalDevices/ResourcesforYou/Industry/default.htm.

Sincerely yours,

/s/ Michael D. O’Hara for

Janine M. Morris
Director, Division of Radiological Health
Office of In Vitro Diagnostics
and Radiological Health
Center for Devices and Radiological Health

Enclosure

Traditional 510(k)

GliaSite RTS with Cesitrex

IsoRay Medical, Inc.

Section 2.0

Indications for Use

510(k) Number: K132996

Device Name: GliaSite Radiation Therapy System (RTS)

Indications for Use:

The GliaSite RTS with Cesitrex, (Liquid 131CsCI), is intended to deliver intracavity radiation therapy (brachytherapy) in patients with malignant brain tumors following tumor resection surgery.

Prescription Use X	OR	Over-The-Counter Use
(Per 21 CFR § 801.109)

(PLEASE DO NOT WRITE BELOW THIS LINE - CONTINUE ON ANOTHER PAGE IF NEEDED)

Concurrence of CDRH, Office of Device Evaluation (ODE)

/s/ Michael D. O’Hara

(Division Sign-Off)

Division of Radiological Health

Office of In Vitro Diagnostics and Radiological Health

510(k) ____ K132996________